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                                                                 EXHIBIT 23.12


                                     August 13, 1997



Board of Directors
Rock of Ages Corporation
772 Graniteville Road
Graniteville, Vermont 05654



Gentlemen:

I hereby consent to being named as a director in the Registration Statement on Form S-1 pertaining to the proposed initial public offering of shares of Class A Common Stock of Rock of Ages Corporation.


                                     Very truly yours,

                                     /s/ James L. Fox
                                     ----------------
                                     James L. Fox